Exhibit 11.1



                                LOGILITY, INC.
            Statement re: Computation of Per Share Earnings (Loss)
                   (In thousands, except per share amounts)

                                                        Three Months Ended                        Nine Months Ended
                                                           January 31,                               January 31,
                                              ---------------------------------------    -------------------------------------
                                                    2000                  1999                2000                 1999
                                              -----------------     -----------------    ----------------    -----------------
Common Stock:
      Weighted average common
          shares outstanding                            13,290                13,468              13,343               13,500

Dilutive effect of outstanding
           stock options *                                 473                   176                 296                    -
                                              ----------------      ----------------     ---------------     ----------------

             Total                                      13,763                13,644              13,639               13,500
                                              ----------------      ----------------     ---------------     ----------------


Net income (loss)                                     $  1,247               $   287             $ 3,034            $  (8,487)
                                             =================     =================    ================    =================

Income (loss) per common share
             Basic                                    $   0.09               $  0.02             $  0.23            $   (0.63)
                                              ================      ================     ===============     ================

             Diluted                                  $   0.09               $  0.02             $  0.22            $   (0.63)
                                              ================      ================     ===============     ================

* Stock options are not included in the nine months ended January 31, 1999 calculation because they would have an anti-dilutive effect on the loss per share.